Exhibit 99.1

NEWS RELEASE

For additional information, contact:

Oncor Communications: 877.426.1616

Oncor Investor Relations: 214.486.6035

ONCOR REPORTS STRONG Q1 2019 RESULTS

DALLAS (May 7, 2019) – Oncor Electric Delivery Company LLC (“Oncor”) today reported three months ended March 31, 2019 net income of $116 million. Oncor’s first quarter 2019 net income increased $27 million, up from $89 million in the first quarter of 2018. Financial and operational results are provided in Tables A, B, C and D below.

“From the Permian and Delaware Basins, to the Dallas-Ft. Worth metroplex, to the I-35 corridor, we continue to see robust and diverse growth across our service territory, and Oncor stands ready to power the growth here in Texas,” said Allen Nye, chief executive of Oncor. “We are pleased with our financial results this quarter, and look forward to a strong and exciting year ahead in 2019 as we continue to deliver for our customers and our stakeholders.”

Operating Highlights

In October 2018, Oncor announced its intent to acquire 100 percent of the equity interests of InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT”) and all of the limited-partnership units of its subsidiary, InfraREIT Partners, LP, for a purchase price of approximately $1.275 billion based on the number of shares and partnership units outstanding. Oncor will also bear certain transaction costs incurred by InfraREIT. Sempra Energy (the holder of 80.25% of Oncor’s equity interests) and certain indirect equity holders of Texas Transmission Investment LLC (the holder of 19.75% of Oncor’s equity interests) have committed to provide their pro rata share of capital contributions to Oncor in an aggregate amount of up to $1.330 billion to fund the cash consideration payable by Oncor and the payment of certain fees and expenses relating to the transaction. The transaction also includes InfraREIT’s outstanding debt, which totaled approximately $946 million at March 31, 2019. The transaction is subject to the satisfaction of certain closing conditions, including the approval of the Public Utility Commission of Texas (“PUCT”). If PUCT approval is received and all closing conditions are satisfied, Oncor expects to close the transaction in mid-2019.

Sempra Energy Internet Broadcast Today

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. (Eastern Time) with senior management of Sempra Energy, which will include discussion of earnings and other information relating to Oncor. Access is available by logging on to Sempra Energy’s website, www.sempra.com. An accompanying slide presentation will also be posted at sempra.com. For those unable to obtain access to the live webcast, it will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 7994290.

Oncor’s Quarterly Report on Form 10-Q for the period ended March 31, 2019 will be filed with the U.S. Securities and Exchange Commission after Sempra Energy’s conference call

Oncor Electric Delivery Company LLC

Table A – Condensed Statements of Consolidated Net Income

Three Months Ended March 31, 2019 and 2018; $ millions

	Q1 ‘19	Q1 ‘18
Operating revenues	$1,016	$990

Operating expenses:
Wholesale transmission service	260	245
Operation and maintenance	221	219
Depreciation and amortization	172	166
Provision in lieu of income taxes	25	33
Taxes other than amounts related to income taxes	122	125

Total operating expenses	800	788

Operating income	216	202
Other income and (deductions) – net	(17)	(32)
Nonoperating benefit in lieu of income taxes	(3)	(7)
Interest expense and related charges	86	88

Net income	$116	$89

Oncor Electric Delivery Company LLC

Table B – Condensed Statements of Consolidated Cash Flows

Three Months Ended March 31, 2019 and 2018; $ millions

	Q1 ‘19	Q1 ‘18
Cash flows – operating activities:
Net income	$116	$89
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization, including regulatory amortization	192	196
Provision in lieu of deferred income taxes – net	8	10
Other – net	(2)	—
Changes in operating assets and liabilities:
Regulatory accounts related to reconcilable tariffs	(20)	30
Other operating assets and liabilities	(108)	10

Cash provided by operating activities	186	335

Cash flows – financing activities:
Change in short-term borrowings	328	125
Capital contributions from members	70	—
Distributions to members	(71)	—

Cash provided by financing activities	327	125

Cash flows – investing activities:
Capital expenditures	(523)	(450)
Other – net	12	5

Cash used in investing activities	(511)	(445)

Net change in cash and cash equivalents	2	15
Cash and cash equivalents – beginning balance	3	21

Cash and cash equivalents – ending balance	$5	$36

Oncor Electric Delivery Company LLC

Table C – Condensed Consolidated Balance Sheets

At March 31, 2019 and December 31, 2018; $ millions

	At 3/31/19	At 12/31/18
ASSETS
Current assets:
Cash and cash equivalents	$5	$3
Trade accounts receivable – net	592	559
Materials and supplies inventories – at average cost	137	116
Prepayments and other current assets	101	94

Total current assets	835	772
Investments and other property	119	120
Property, plant and equipment – net	16,455	16,090
Goodwill	4,064	4,064
Regulatory assets	1,654	1,691
Operating lease right-of-use and other assets	100	15

Total assets	$23,227	$22,752

LIABILITIES AND MEMBERSHIP INTERESTS
Current liabilities:
Short-term borrowings	$1,141	$813
Long-term debt due currently	600	600
Trade accounts payable	321	300
Amounts payable to members related to income taxes	39	26
Accrued taxes other than amounts related to income	78	199
Accrued interest	99	68
Operating lease and other current liabilities	225	209

Total current liabilities	2,503	2,215
Long-term debt, less amounts due currently	5,835	5,835
Liability in lieu of deferred income taxes	1,627	1,602
Regulatory liabilities	2,674	2,697
Employee benefit, operating lease and other obligations	2,012	1,943

Total liabilities	14,651	14,292

Membership interests :
Capital account – number of interests outstanding 2018 and 2017 – 635,000,000	8,743	8,624
Accumulated other comprehensive loss	(167)	(164)

Total membership interests	8,576	8,460

Total liabilities and membership interests	$23,227	$22,752

Oncor Electric Delivery Company LLC

Table D – Operating Statistics

Three Months Ended March 31, 2019 and 2018; mixed measures

	Q1 ‘19	Q1 ‘18
Electric energy volumes (gigawatt-hours):
Residential	10,319	10,282
Commercial, industrial, small business and other	19,793	18,990

Total electric energy volumes	30,112	29,272

Electricity distribution points of delivery (end of period and in thousands) (a)	3,639	3,572

(a)	Based on number of active meters

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Headquartered in Dallas, Oncor Electric Delivery Company LLC is a regulated electricity distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, delivering power to more than 3.6 million homes and businesses and operating more than 137,000 miles of transmission and distribution lines in Texas. While Oncor is owned by a limited number of investors (including majority owner, Sempra Energy), Oncor is managed by its Board of Directors, which is comprised of a majority of disinterested directors.

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Forward-Looking Statements

This press release contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in this press release, other than statements of historical facts (often, but not always, through the use of words or phrases such as ”expects,” “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. They involve risks, uncertainties and assumptions. Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the U.S. Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

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